This Capital Security is a Global Capital Securities Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depository") or a nominee of the Depository. This Capital Security is exchangeable for Capital Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Capital Security (other than a transfer of this Capital Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

         Unless this certificate is presented by an authorized representative of the Depository (55 Water Street, New York) to U. S. Bancorp Capital I or its agent for registration of transfer, exchange or payment, and any Capital Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depository (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


CERTIFICATE NUMBER                                  NUMBER OF CAPITAL SECURITIES


                               CUSIP NO.

                    CERTIFICATE EVIDENCING CAPITAL SECURITIES
                                       OF
                             U. S. BANCORP CAPITAL 1

                            8.27% CAPITAL SECURITIES,
                                    SERIES B
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)


         U. S. Bancorp Capital 1, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of ______________________ (_______)
capital securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the U. S. Bancorp Capital I 8.27% Capital Securities, Series B (Liquidation Amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in
Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of December 24, 1996, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of the Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by U. S. Bancorp, an Oregon corporation, and The First National Bank of Chicago, as guarantee trustee, dated as of ______________, 1997 (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

         UPON RECEIPT AND ACCEPTANCE OF THIS CERTIFICATE, THE HOLDER AGREES TO BE BOUND BY ALL THE TERMS AND PROVISIONS OF THE TRUST AGREEMENT AND BY THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE DATED AS OF ______________, 1997, BETWEEN U. S. BANCORP AND THE FIRST NATIONAL BANK OF CHICAGO, AS TRUSTEE, AND IS ENTITLED TO THE BENEFITS THEREUNDER.

         IN WITNESS WHEREOF, the undersigned Administrative Trustee of the Trust has executed this certificate as of the ____ day of ________, 1997.


                             U. S. BANCORP CAPITAL I



                             By       ____________________________
                                      William R. Basom
                                      Administrative Trustee

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security to:

--------------------------------------------------------------------------------
(Insert assignee's social security or tax identification number)


--------------------------------------------------------------------------------
(Insert address and zip code of assignee)

and irrevocably appoints


--------------------------------------------------------------------------------

agent to transfer this Capital Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:-----------------

Signature:----------------------------------------------------------------------
                  (Sign exactly as your name appears on the other side of this Capital Security Certificate)

              The signature(s) should be guaranteed by an eligible
             guarantor institution (banks, stockbrokers, savings and
            loan associations and credit unions with membership in an
                 approved signature guarantee medallion program)
                        pursuant to S.E.C. Rule 17Ad-15.



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